As filed with the Securities and Exchange Commission on August 25, 2021

Registration No. 333-256636

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Meta Materials Inc.

(Exact name of registrant as specified in its charter)

Nevada	74-3237581
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1 Research Drive Dartmouth, Nova Scotia	B2Y 4M9
(Address of Principal Executive Offices)	(Zip Code)

George Palikaras

President

Meta Materials Inc.

1 Research Drive

Dartmouth, Nova Scotia B2Y 4M9

(902) 482-5729

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters

Tom Hornish

Wilson Sonsini Goodrich & Rosati, P.C.

12335 El Camino Real

San Diego, CA 92130

(858) 350-2300

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Up to 190,900,700 Shares

Common Stock

This prospectus relates to shares of our common stock, par value $0.001 per share, that we may issue, from time to time, upon exchange, retraction or redemption of exchangeable shares of Metamaterial Exchangeco Inc., a wholly-owned Canadian subsidiary of ours that is referred to in this prospectus as “Exchangeco.” We refer to the exchangeable shares of Exchangeco as the “exchangeable shares” and to Meta Materials Inc. as “Meta.”

The exchangeable shares were issued by Exchangeco in connection with our acquisition (the “Arrangement”) of all of the issued and outstanding common shares of Metamaterial Inc. (“Metamaterial”) to Metamaterial shareholders who made a valid election to receive exchangeable shares of Exchangeco in lieu of receiving shares of our common stock. The issuance of the exchangeable shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and was issued in reliance upon the exemption from registration provided by section 3(a)(10) of the Securities Act on the basis of the approval of the Ontario Superior Court of Justice. Each exchangeable share may be exchanged at the election of the holder for one share of our common stock. In addition, under certain circumstances, Exchangeco can redeem the exchangeable shares in exchange for shares of our common stock on a one-for-one basis.

Because the shares of our common stock offered by this prospectus will be issued only in exchange for or upon retraction or redemption of the exchangeable shares, we will not receive any cash proceeds from this offering. We are paying all expenses of registration incurred in connection with this offering.

Meta’s common stock is listed on the Nasdaq Stock Market LLC, or Nasdaq, under the symbol “MMAT.”

Investing in our common stock involves risk. Please read carefully the section entitled “Risk Factors” on page 2 of this prospectus and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August [    ], 2021.

EXPLANATORY NOTE

Meta Materials Inc. (fka Torchlight, Inc.), a Nevada corporation (the “Registrant”) hereby amends its Registration Statement on Form S-3 (File No. 333-256636) filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2021 by filing this Pre-Effective Amendment No. 1 on Form S-3 relating to the shares of Registrant’s common stock issuable upon the exchange of shares of Exchangeco issued in connection to certain holders. On June 28, 2021, the Registrant completed the acquisition of Metamaterial Inc., an Ontario corporation (“Metamaterial”), in accordance with the terms of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario) on June  28, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (SEC) using a “shelf” registration process. As permitted under the rules of the SEC, this prospectus incorporates important information about Meta that is contained in documents that we file with the SEC, but that is not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the shares of common stock described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or “Meta” or other similar terms mean Meta Materials Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus may include predictions, estimates and other information that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act . These forward-looking statements do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Arrangement. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “would,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance. These statements are based on the beliefs of the management of Meta, as the case may be, as well as the current expectations and assumptions, which such management believes to be reasonable, based on available information and involve a number of risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control. As such, our actual results may differ significantly from those expressed in any forward-looking statements.

These risks and uncertainties include, but are not limited to, factors and matters described or incorporated by reference in this prospectus and the following factors: (1) litigation relating to the Arrangement; (2) unexpected costs, charges or expenses resulting from the Arrangement; (3) the ability to realize anticipated benefits from the Arrangement; (4) competition from larger and more established companies in Meta’s markets; (5) Meta’s ability to successfully grow its business; and (6) legislative, regulatory and economic developments, including changing business conditions in the industries in which Meta operates and the economy in general as well as financial performance and expectations of Meta’s existing and prospective customers. Additional factors that may affect the future results of Meta are set forth in filings that Meta makes with the SEC from time to time, including its Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and its Current Report on Form 8-K, filed with the SEC on July 2, 2021, which are available on the SEC’s website at www.sec.gov, as well as factors discussed under the “Risk Factors” section of this prospectus.

In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information, which speak only as of the date hereof. Except as required by law, we undertake no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For all of these reasons, Meta stockholders should not place undue reliance on forward-looking statements.

OUR BUSINESS

The description of our business under the heading “Business – Business Description of Meta” in our Current Report on Form 8-K, filed with the SEC on July 2, 2021, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, is incorporated by reference into this prospectus.

RISK FACTORS

Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference into this prospectus and which may be amended, supplements or superseded from time to time by other reports we file with the SEC in the future, and under the heading “Risk Factors” in our Current Report on Form 8-K, filed with the SEC on July 2, 2021, which is incorporated by reference into this prospectus and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to the Exchangeable Shares

Holders of exchangeable shares are expected to experience a delay in receiving shares of our common stock from the date they request an exchange, which may affect the value of the shares the holder receives in an exchange.

Holders of exchangeable shares who request to receive shares of our common stock in exchange for their exchangeable shares will not receive shares of our common stock until several business days after the applicable request is received. During this period, the market price of our common stock may increase or decrease. Any such increase or decrease would affect the value of the consideration to be received by such holder of exchangeable shares upon a subsequent sale of the common stock received in the exchange.

USE OF PROCEEDS

Because the common stock will be issued upon exchange of the exchangeable shares, we will receive no cash proceeds from the offering.

THE EXCHANGEABLE SHARES

The rights of holders of exchangeable shares, including exchange rights, are described in the terms of the Plan of Arrangement, which is included as Schedule A to the Arrangement Agreement that is included as Exhibit 2.1 to this registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

The shares of common stock offered in this prospectus will be issued in exchange for exchangeable shares as described in the terms of the Plan of Arrangement, which is included as Schedule A to the Arrangement Agreement that is included as Exhibit 2.1 to this registration statement of which this prospectus forms a part. No broker, dealer or underwriter has been engaged in connection with this offering.

INCOME TAX CONSIDERATIONS

Material Canadian Federal Income Tax Considerations

The following summary describes the material Canadian federal income tax considerations in respect of an exchange or redemption of exchangeable shares, and the holding and disposition of shares of Meta common stock acquired upon the exchange or redemption of the exchangeable shares, generally applicable to a holder of exchangeable shares who, at all relevant times and for purposes of the Income Tax Act (Canada) and the regulations adopted thereunder (the “Tax Act”) and any applicable income tax treaty is, or is deemed to be, a resident of Canada at all relevant times (a “Resident Holder”) and who, for purposes of the Tax Act: (i) deals at arm’s length with Meta, Exchangeco, and Callco (as defined in the Plan of Arrangement); (ii) is not affiliated with Meta, Exchangeco, or Callco (as defined in the Plan of Arrangement); and (iii) holds exchangeable shares, and will hold the shares of Meta common stock acquired upon the exchange or redemption of such exchangeable shares, as capital property. Exchangeable shares and shares of Meta common stock will generally be considered to be capital property to a holder unless such exchangeable shares or shares of Meta common stock are held by the holder in the course of carrying on a business of buying and selling securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

Certain Resident Holders whose exchangeable shares might not otherwise qualify as capital property may be entitled to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their exchangeable shares, and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Where a Resident Holder has made an election with Exchangeco under section 85 of the Tax Act in respect of their shares exchanged for exchangeable shares, any exchangeable share received under the Arrangement will not be a Canadian security to such Resident Holder for this purpose. Resident Holders should consult their own tax advisors for advice as to whether the election is available or advisable in their own particular circumstances.

This summary does not apply to a Resident Holder: (i) with respect to whom Meta is or will be a “foreign affiliate” within the meaning of the Tax Act; (ii) that is a “specified financial institution” for the purposes of the Tax Act; (iii) that is a “financial institution” for the purposes of the mark-to-market rules in the Tax Act; (iv) an interest in which is a “tax shelter investment” for the purposes of the Tax Act; (v) that reports its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency; or (vi) that has entered into or will enter into a “derivative forward agreement”, as defined in the Tax Act, in respect of exchangeable shares. Such holders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act and the regulations thereunder, and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the regulations thereunder publicly announced in writing by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Tax Amendments”) and assumes that all Proposed Tax Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Tax Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law whether by legislative, regulatory, administrative or judicial action or administrative policy or assessing practice nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, and should not be construed to be, legal, business, or tax advice to any particular holder. This summary is not exhaustive of all Canadian federal income tax considerations. Consequently, holders are urged to consult their own tax advisors to determine the particular tax effects to them under Canadian federal, provincial, territorial or local tax laws and under foreign tax laws, having regard to their own particular circumstances.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of securities (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars.

Amounts denominated in U.S. dollars must be converted into Canadian dollars, generally based on the Bank of Canada exchange rate on the date such amounts arise.

Redemption, Exchange and Disposition of Exchangeable Shares

A Resident Holder will be considered to have disposed of exchangeable shares:

(i)	on a redemption (including pursuant to a retraction request) of such exchangeable shares by Exchangeco; and

(ii)	on an acquisition of such exchangeable shares by Meta or Callco pursuant to a call right (acquired by Meta and Callco under Arrangement).

However, as discussed below, the Canadian federal income tax consequences of the disposition for the Resident Holder will be different depending on whether the event giving rise to the disposition is a redemption or retraction by Exchangeco or an acquisition by Meta or Callco.

A Resident Holder who exercises the right to require the redemption of an exchangeable share by giving a retraction request cannot control whether the exchangeable share will be acquired by Meta or Callco under a call right (acquired by Meta or Callco under the Arrangement) or redeemed by Exchangeco.

Redemption or Retraction of Exchangeable Shares

On a redemption (including a retraction) of an exchangeable share by Exchangeco, the Resident Holder of that exchangeable share will be deemed to have received a dividend equal to the amount, if any, by which the “redemption proceeds” exceed the paid-up capital (for purposes of the Tax Act) of the exchangeable share at the time of redemption. See “Dividends on Exchangeable Shares” below. On the redemption, the Resident Holder of an exchangeable share will also be considered to have disposed of the exchangeable share for proceeds of disposition equal to the “redemption proceeds” less the amount of such deemed dividend. The Resident Holder will, in general, realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of the exchangeable shares. For this purpose, the “redemption proceeds” of an exchangeable share will be equal to the sum of (i) the fair market value at the time of the redemption of the shares of Meta common stock received by the Resident Holder, (ii) the amount, if any, of all declared, payable and unpaid cash dividends on the exchangeable share received by the Resident Holder, (iii) the amount, if any, of all dividends declared and payable or paid in respect of each share of Meta common stock which have not, at such time, been declared or paid on the exchangeable share and are received by the holder on the redemption, and (iv) the fair market value at the time of the redemption of any stock or other property constituting any declared, payable and unpaid non-cash dividends on the exchangeable share received by the Resident Holder. For a description of the tax treatment of capital gains and capital losses, see “Taxation of Capital Gains and Capital Losses” below.

Dividends on Exchangeable Shares

In the case of a Resident Holder who is an individual (other than certain trusts), dividends received or deemed to be received on the exchangeable shares will be included in computing the Resident Holder’s income and will be subject to the gross-up and dividend tax credit rules that apply to taxable dividends received from taxable Canadian corporations. Provided that appropriate designations are made by Exchangeco at the time the dividend or deemed dividend is paid, such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Resident Holder who is an individual resident in Canada will be entitled to an enhanced dividend tax credit in respect of such dividend. There are limitations on the ability of a corporation to designate dividends and deemed dividends as eligible dividends.

In the case of a Resident Holder that is a corporation, dividends received or deemed to be received on the exchangeable shares will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received, and such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” (as defined in the Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals may be liable under Part IV of the Tax Act to pay a refundable tax of 38 1/3% on dividends received or deemed to be received on the exchangeable shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income.

A Resident Holder that, throughout the relevant taxation year, is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay a refundable tax of 10 2/3% on its “aggregate investment income” (as defined in the Tax Act), including any dividends that are not deductible in computing taxable income.

The exchangeable shares will be taxable preferred shares and short-term preferred shares for the purpose of the Tax Act. However, a Resident Holder of exchangeable shares who receives or is deemed to receive dividends on such shares will not be subject to the 10% tax under Part IV.1 of the Tax Act.

Meta intends to take the position that the exchangeable shares are properly characterized as stock of Meta for U.S. federal income tax purposes. If the exchangeable shares are treated as stock of Meta for U.S. federal income tax purposes, any dividends paid by Exchangeco with respect to the exchangeable shares would generally be subject to U.S. non-resident withholding tax. Exchangeco currently intends to withhold U.S. non-resident withholding tax from such dividends paid to a Resident Holder. Any U.S. non-resident withholding tax on such dividends may be eligible to be credited against the Resident Holder’s income tax (where such Resident Holder is entitled to benefits under the Canada – United States Tax Convention (1980)) or deducted from income subject to certain limitations under the Tax Act. Such Resident Holders are urged to consult their own tax advisors having regard to their own particular circumstances.

Exchange of Exchangeable Shares with Meta or Callco

On the exchange of an exchangeable share by the Resident Holder with Meta or Callco for shares of the Meta common stock, the Resident Holder will generally realize a capital gain (or a capital loss) to the extent the proceeds of disposition of the exchangeable share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of the exchangeable share. For these purposes, the proceeds of disposition will be the fair market value of the shares of Meta common stock received upon exchange plus an amount equal to declared and unpaid dividends on the exchangeable share. For a description of the tax treatment of capital gains and capital losses, see “Taxation of Capital Gains and Capital Losses” below. The acquisition by Meta or Callco of an exchangeable share from the Resident Holder thereof will not generally result in a deemed dividend to the Resident Holder.

Disposition of Exchangeable Shares other than on Redemption, Retraction or Exchange

A disposition or deemed disposition of exchangeable shares by a Resident Holder, other than on the redemption, retraction or exchange of the shares, will generally result in a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of those exchangeable shares immediately before the disposition. For a description of the tax treatment of capital gains and capital losses, see “Taxation of Capital Gains and Capital Losses” below.

Dividends on Shares of Meta Common Stock

In the case of a Resident Holder who is an individual, dividends received or deemed to be received by the individual on the shares of Meta common stock will be required to be included in computing the individual’s income for the taxation year in which such dividends are received and will not be subject to the gross-up and dividend tax credit rules in the Tax Act.

In the case of a Resident Holder that is a corporation, dividends received or deemed to be received by the corporation on the shares of Meta common stock will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received and generally will not be deductible in computing the corporation’s taxable income.

Any U.S. non-resident withholding tax on such dividends generally should be eligible, subject to certain limitations under the Tax Act, to be credited against the Resident Holder’s income tax or deducted from income.

Acquisition and Disposition of Shares of Meta Common Stock

The cost of shares of Meta common stock received on the retraction, redemption or exchange of an exchangeable share will be equal to the fair market value of such shares of Meta common stock at the time of such event and will generally be averaged with the adjusted cost base of any other shares of Meta common stock held at that time by the Resident Holder as capital property for the purpose of determining the Resident Holder’s adjusted cost base of such shares of Meta common stock.

Generally, on a disposition or deemed disposition of shares of Meta common stock, a Resident Holder will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base to the Resident Holder of the shares of Meta common stock immediately before the disposition or deemed disposition and any reasonable costs of disposition. For a description of the tax treatment of capital gains and capital losses, see “Taxation of Capital Gains and Capital Losses” below.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the holder in that year (subject to and in accordance with rules contained in the Tax Act). Allowable capital losses for a taxation year in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

A Resident Holder that throughout the relevant taxation year, is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay a refundable tax on its “aggregate investment income” (as defined in the Tax Act), including amounts in respect of net taxable capital gains.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a share may be reduced by the amount of certain dividends previously received (or deemed to be received) by the Resident Holder on such share (or another share where the share has been acquired in exchange for such other share) to the extent and under circumstances prescribed by the Tax Act. Similar rules may apply where a share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Holders to whom these rules may be relevant should consult their own tax advisors.

Foreign Property Information Reporting

In general, a “specified Canadian entity” for a taxation year or fiscal period whose total cost amount of “specified foreign property” (both as defined in the Tax Act) at any time in the year or fiscal period exceeds $100,000, is required to file an information return for the year or period disclosing prescribed information, including the cost amount, any dividends received in the year, and any gains or losses realized in the year in respect of such property.

Exchangeable shares and shares of Meta Common Stock will constitute specified foreign property to a holder. Accordingly, holders of exchangeable shares and shares of Meta common stock should consult their own tax advisors regarding compliance with these rules.

Offshore Investment Fund Property

The Tax Act contains rules which may require a taxpayer to include in income in each taxation year an amount in respect of the holding of an “offshore investment fund property”. These rules could apply to a Resident Holder in respect of a share of Meta common stock or an exchangeable share if two conditions are both satisfied.

The first condition for such rules to apply is that the value of the share of Meta common stock may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in: (i) shares of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing (“Investment Assets”).

The second condition for such rules to apply to a Resident Holder is that it must be reasonable to conclude that one of the main reasons for the Resident Holder acquiring or holding a share of Meta common stock or an exchangeable share was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act had the income, profits and gains been earned directly by the Resident Holder.

If applicable, these rules would generally require a Resident Holder to include in income for each taxation year in which the Resident Holder owns a share of Meta common stock or an exchangeable share (i) an imputed return for the taxation year computed on a monthly basis and determined by multiplying the Resident Holder’s “designated cost” (as defined in the Tax Act) of such share at the end of the month by 1/12th of the aggregate of the applicable prescribed rate of interest for the period that includes such month and two percent, less the amount of (ii) the Resident Holder’s income for the year (other than a capital gain) from such share determined without reference to these rules. Any amount required to be included in computing a Resident Holder’s income under these provisions will be added to the adjusted cost base to the Resident Holder of its share of Meta common stock or its exchangeable share, as the case may be.

The application of these rules depends, in part, on the reasons for a Resident Holder acquiring or holding shares of Meta common stock or exchangeable shares. Resident Holders are urged to consult their own tax advisors regarding the application and consequences of these rules, in their own particular circumstances.

Eligibility for Investment

Provided that the shares of Meta common stock are listed on a “designated stock exchange” within the meaning of the Tax Act (which includes the NASDAQ) at a particular time, the shares of Meta common stock will be qualified investments under the Tax Act for trusts governed by a registered retirement savings plan

(“RRSP”), a registered retirement income fund (“RRIF”), a registered education savings plan, a deferred profit sharing plan, a registered disability savings plan and a tax-free savings account (“TFSA”), all as defined in the Tax Act.

Notwithstanding that the shares of the Meta common stock may be qualified investments for trusts governed by a TFSA, an RRSP or a RRIF, the holder of a TFSA or the annuitant of an RRSP or RRIF, as the case may be, may be subject to a penalty tax under the Tax Act if such shares are a “prohibited investment” within the meaning of the Tax Act for the particular TFSA, RRSP or RRIF. The shares of Meta common stock will generally not be a prohibited investment for a TFSA, an RRSP or RRIF provided that the holder of the TFSA, or the annuitant of the RRSP or RRIF, as applicable, deals at arm’s length with Meta within the meaning of the Tax Act and does not have a “significant interest” within the meaning of the Tax Act in Meta. Resident Holders should consult their own tax advisors to ensure that the shares of Meta common stock will not be a prohibited investment for a trust governed by a TFSA, RRSP or RRIF in their particular circumstances.

Material U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) who receive solely shares of Meta common stock in exchange for exchangeable shares (the “Exchange” for purposes of this summary).

The following summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations thereunder, published rulings of the U.S. Internal Revenue Service (“IRS”) and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. Except as explicitly set forth herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation or regulations. No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Plan of Arrangement, including the exchange of exchangeable shares for Meta common stock. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a Non-U.S. Holders as a result of the Exchange. In addition, this summary does not address U.S. Holders (as defined below) and does not take into account the individual facts and circumstances of any particular Non-U.S. Holder that may affect the U.S. federal income tax consequences applicable to such Non-U.S. Holder, nor does this summary address the U.S. federal income tax considerations of the Exchange to holders that are subject to special provisions under the Code, including the following holders: (a) holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) holders that are dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) holders subject to the alternative minimum tax provisions of the Code; (e) holders that own exchangeable shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) holders that hold exchangeable shares other than as a capital asset within the meaning of Section 1221 of the Code; (g) holders that own or have owned directly, indirectly or constructively, 10% or more of Exchangeco’s voting securities; (h) holders that are controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; (i) holders that are U.S. expatriates or former long-term residents of the United States; (j) holders that hold, have held, or will hold, directly, indirectly or constructively, more than 5% of the shares of

Meta common stock; (k) certain former citizens or long-term residents of the United States; and (l) holders that are classified for U.S. federal income tax purposes as partnerships and other pass-through entities and investors therein. Exchangeable share holders that are subject to special provisions under the Code, including holders described above, should consult their own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences relating to the Exchange.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes owns exchangeable shares, the U.S. federal income tax consequences of the Exchange to such partnership and the partners of such partnership generally will depend upon the activities of the partnership and status of such partners. Holders that are classified as partnerships for U.S. federal income tax purposes, and the partners of such entities, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Exchange.

This summary does not address any U.S. estate, state, local or foreign tax consequences relating to the Exchange or any consequences under the alternative minimum tax provisions of the Code or the tax on net investment income imposed by Section 1411 of the Code. Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. estate, state, local and foreign tax consequences arising from and relating to the Exchange.

For purposes of this summary, a “U.S. Holder” means for U.S. federal income tax purposes, (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S., any state in the U.S. or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust. This summary does not address the tax consequences of the Exchange to any U.S. Holder.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner (for U.S. federal income tax purposes) of exchangeable shares other than a U.S. Holder. The U.S. federal income tax consequences to Non-U.S. Holders depend in significant part on the provisions of the specific treaty, if any, in place from time to time between the United States and the Non-U.S. Holder’s jurisdiction. Non-U.S. Holders are urged to consult a tax advisor who has knowledge of the particular treaty provisions applicable to the Non-U.S. Holder in order to accurately determine the specific tax treatment applicable to them. The following is therefore a very general discussion of such treatment without specific reference to any particular treaty.

U.S. Federal Income Tax Characterization of the Exchangeable Shares

There is no direct authority addressing the characterization and treatment for U.S. federal income tax purposes of instruments with the terms of the exchangeable shares under the facts of the Scheme of Arrangement. Because the exchangeable shares are exchangeable into Meta common stock, have dividend rights based on the dividends paid with respect to Meta common stock, and have the benefit of voting rights similar to the voting rights attributable to Meta common stock, Meta and Exchangeco intend to take the position that the exchangeable shares constitute voting common stock of Meta for U.S. federal income tax purposes.

However, this characterization is not binding on the IRS, and the IRS or the courts could treat the exchangeable shares as stock of Exchangeco for U.S. federal income tax purposes. Neither Meta nor Exchangeco has requested, nor do they intend to request, an opinion from United States legal counsel or a ruling from the IRS regarding the U.S. federal income tax classification of the exchangeable shares.

Tax Consequences to Non-U.S. Holders Arising from the Exchange

Consequences if the Exchangeable Shares Are Treated as Stock of Meta

If the exchangeable shares are treated as stock of Meta for U.S. federal income tax purposes, as discussed above in the discussion titled “U.S. Federal Income Tax Characterization of the Exchangeable Shares,” Non-U.S. Holders will generally not be subject to U.S. federal income tax on the gain (if any) realized in the Exchange.

However, if Meta is or has been a “U.S. real property holding corporation,” or “USRPHC,” for U.S. federal income tax purposes during the shorter of the five-year period preceding the Exchange, or the Non-U.S. Holder’s holding period for the exchangeable shares, a Non-U.S. Holder in the Exchange nonetheless would generally be subject to U.S. federal income tax as described below in “Dispositions of Shares of Meta Common Stock” as a result of Meta constituting a USRPHC, unless the common stock of Meta is regularly traded on an established securities market, under applicable Treasury Regulations, and: (i) the exchangeable shares are regularly traded on an established securities market and such Non-U.S. Holder has never beneficially owned, directly, indirectly, or constructively, more than 5% of the exchangeable shares, (ii) the exchangeable shares are not regularly traded on an established securities market and on the date such Non-U.S. Holder acquired the exchangeable shares such exchangeable shares had a fair market value no greater than 5% of the fair market value of the then outstanding shares of Meta common stock, or (iii) such non-U.S. Holder files a United States federal income tax return that contains a statement meeting the requirements of Temporary Treasury Regulations Section 1.897-5T(d)(1)(iii), in each case determined under applicable Treasury Regulations.

Meta does not believe it is a USRPHC or that it will become one in the future. The provisions of the Code and Treasury Regulations regarding these determinations are complex and subject to differing interpretations. Non-U.S. Holders should consult their tax advisors regarding the application of these rules.

Consequences if the Exchangeable Shares Are Not Treated as Stock of Meta

If the exchangeable shares are not treated as stock of Meta for U.S. federal income tax purposes, as discussed above in the discussion titled “U.S. Federal Income Tax Characterization of the Exchangeable Shares,” the tax consequences of the Exchange to a Non-U.S. Holder generally will be subject to the rules discussed below in the discussion titled “Dispositions of Shares of Meta Common Stock.” In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on the gain (if any) realized in the Exchange unless (i) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business, or, if required by an applicable treaty, attributable to a permanent establishment maintained by the Non-U.S. Holder, in the United States or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met, unless an applicable income tax treaty provides otherwise. Non-U.S. Holders described in (i) and (ii) above should consult the corresponding descriptions contained in the discussion entitled “Dispositions of Shares of Meta Common Stock” for a description of the applicable tax consequences of the Exchange.

In addition, if Meta is or has been a USRPHC, the description under “Consequences if the Exchangeable Shares Are Treated as Stock of Meta” relating to the consequences of USRPHC status would generally apply, except that (iii) in such discussion would not apply.

Tax Consequences to Non-U.S. Holders Arising from the Ownership or Disposition of Shares of Meta Common Stock

Receipt of Distributions on Shares of Meta Common Stock

Distributions, if any, received with respect to the shares of Meta common stock out of Meta’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be subject to U.S.

withholding tax at a rate of 30% (or lower applicable treaty rate) unless the Non-U.S. Holder establishes that such dividends are effectively connected with such holder’s U.S. trade or business. A Non-U.S. Holder may be able to claim benefits (if any) under an applicable treaty with respect to such withholding taxes. However, there can be no assurance that treaty benefits will be available and Non-U.S. Holders should consult their tax advisors as to the applicability of treaty benefits in such circumstances. In addition, a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder on dividends received that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business or, if required by an applicable treaty attributable to a permanent establishment by the Non-U.S. Holder, in the United States. A Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may also be subject to an additional branch profits tax at a 30% rate (or lower applicable treaty rate) on dividend income that is effectively connected with a U.S. trade or business. To the extent a distribution exceeds Meta’s current or accumulated earnings and profits, it will first constitute a tax-free return of capital that is applied against and reduces, but not below zero, the adjusted tax basis of a Non-U.S. Holder’s shares of Meta common stock. Any remainder will constitute capital gain from the disposition of Meta common stock, the treatment of which is described below.

Dispositions of Shares of Meta Common Stock

Except as otherwise described below in the discussions of backup withholding and FATCA, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of Meta common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•

the Non-U.S. Holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs, and other conditions are met; or

•

the Meta common stock constitutes a United States real property interest by reason of Meta’s status as a USRPHC for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of, or the Non-U.S. Holder’s holding period for, the Meta common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder owns, or are treated as owning, more than 5% of our common stock at any time during the foregoing period.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). Meta does not believe that it is a USRPHC, or that it will become a USRPHC in the future, and this discussion assumes this is the case. However, because the determination of whether Meta is a USRPHC depends on the fair market value of Meta’s U.S. real property relative to the fair market value of Meta’s other business assets, there can be no assurance that Meta will not become a USRPHC in the future. Even if Meta becomes a USRPHC, however, as long as Meta’s common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if a Non-U.S. Holder actually or constructively hold more than 5% of such regularly traded common stock at any time during the shorter of the five-year period preceding the Non-U.S. Holder’s disposition of, or the Non-U.S. Holder’s holding period for, the Meta common stock. No assurance can be provided that Meta’s common stock will be regularly traded on an established securities market at all times for purposes of the rules described above.

A Non-U.S. Holder described in the first bullet above will generally be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates (and a corporate Non-U.S. Holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate), unless otherwise provided by an applicable income tax treaty. A Non-U.S. Holder described in the second bullet above will generally be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. Holders should consult your tax advisor with respect to whether any applicable income tax or other treaties may provide for different rules.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the shares of Meta common stock or exchangeable shares and the proceeds from a sale or other disposition of such shares. Holders of shares of Meta common stock or exchangeable shares may be subject to U.S. backup withholding tax on these payments if they fail to provide their taxpayer identification numbers to the paying agent and comply with certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act Withholding

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, collectively, FATCA, generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of Meta common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of Meta common stock paid to a “non-financial foreign entities” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity and provides certain information with respect to such U.S. owners, certifies that there are none or otherwise establishes and certifies to an exemption. The withholding provisions under FATCA generally apply to dividends on Meta common stock. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to the gross proceeds from the sale or other disposition of Meta common stock, which may be relied upon by taxpayers until final regulations are issued. An intergovernmental agreement between the United States and your country of tax residence may modify the requirements described in this paragraph. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Receipt of Distributions on Shares of Meta Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT LEGAL OR TAX ADVICE. EACH HOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES RELATING TO THE ARRANGEMENT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

LEGAL MATTERS

Ballard Spahr LLP will pass upon the validity of the shares of common stock being offered hereby.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Meta Materials Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Briggs & Veselka Co., which was our independent registered public accounting firm for the year ended December 31, 2020, as stated in its report included in such consolidated financial statements, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. The financial statements of Metamaterial, Inc. incorporated in this prospectus by reference to our Current Report on Form 8-K/A filed with the SEC on August 17, 2021 have been so incorporated in reliance on the report of KPMG LLP, our independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, or Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also inspect our SEC reports, statements and other information at our web site at http://www.metamaterial.com. We do not intend for information contained in our web site to be part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, until the offering of our securities under this registration statement is completed or withdrawn:

1. our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 18, 2021;

2. our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, filed on May 14, 2021and August 13, 2021, respectively;

3. our Current Reports on Form 8-K as filed on January 6, 2021, January  13, 2021, January  14, 2021, January  22, 2021, January  25, 2021, January  28, 2021, January  29, 2021, February  1, 2021, February  4, 2021, February  8, 2021, February  10, 2021, February  16, 2021, February  22, 2021, March  11, 2021, March  15, 2021, April  1, 2021 April  15, 2021, May  4, 2021, May  7, 2021, May  25, 2021, June  11, 2021, June  16, 2021, June  21, 2021, June  29, 2021, as amended on August  17, 2021, July  2, 2021, July  23, 2021, and August 10, 2021; and

4. the description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A (Registration Statement No. 001-36247) filed with the SEC on December 13, 2013, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the common stock covered by this prospectus terminates, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

Meta Materials Inc.

1 Research Drive

Dartmouth, Nova Scotia B2Y 4M9

(902) 482-5729

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee	$46,653.08
Printing expenses	500.00
Accounting fees and expenses	10,000.00
Legal fees and expenses	25,000.00
Miscellaneous expenses	5,000.00

Total	$87,153.08

Item 15. Indemnification of Directors and Officers.

Our Bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in our right, by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes (“NRS”); or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

Our Bylaws also provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Further, our Bylaws provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by us.

Sections 78.7502 and 78.751 of the NRS permit the indemnifications described above. Further, Section 78.7502 provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, we are required to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Item 16. Exhibits.

See the Exhibit Index beginning on page II-6 of this registration statement, which is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dartmouth, Province of Nova Scotia, Country of Canada, on the 25 day of August, 2021.

Meta Materials Inc.

Date: August 25, 2021	By:	/s/ George Palikaras
George Palikaras
Chief Executive Officer

SIGNATURE PAGE AND POWER OF ATTORNEY

We the undersigned officers and directors of Meta Materials Inc., hereby, severally constitute and appoint George Palikaras and Kenneth L, Rice, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Meta Materials Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Palikaras George Palikaras	Director, Chief Executive Officer, and President (Principal Executive Officer)	August 25, 2021

/s/ Ramamritham Ramkumar Ramamritham Ramkumar	Director (Chairman of the Board))	August 25, 2021

/s/ Kenneth L. Rice Kenneth L. Rice	Chief Financial Officer, Executive Vice President and Secretary (Principal Financial and Accounting Officer)	August 25, 2021

/s/ Maurice Guitton Maurice Guitton	Director	August 25, 2021

/s/ Allison Christilaw Allison Christilaw	Director	August 25, 2021

/s/ Steen Karsbo Steen Karsbo	Director	August 25, 2021

/s/ Eric M. Leslie Eric M. Leslie	Director	August 25, 2021

/s/ Kenneth Hannah Kenneth Hannah	Director	August 25, 2021

EXHIBIT INDEX

Exhibit Number	Description

2.1	Arrangement Agreement with Metamaterial Inc., dated December 14, 2020. (the “Arrangement Agreement”) (Incorporated by reference from Form 8-K filed with the SEC on December 14, 2020.)

2.2	Amendment to Arrangement Agreement, dated February 3, 2021 (Incorporated by reference from Form 8-K filed with the SEC on February 4, 2021.)

2.3	Amendment to Arrangement Agreement, dated March 11, 2021 (Incorporated by reference from Form 8-K filed with the SEC on March 15, 2021.)

2.4	Amendment to Arrangement Agreement, dated March 31, 2021. (Incorporated by reference from Form 8-K filed with the SEC on April 1, 2021.)

2.5	Amendment to Arrangement Agreement, dated April 15, 2021. (Incorporated by reference from Form 8-K filed with the SEC on April 15, 2021.)

2.6	Amendment to Arrangement Agreement, dated May 2, 2021. (Incorporated by reference from Form 8-K filed with the SEC on May 4, 2021, 2021.)

2.7	Amendment to Arrangement Agreement, dated June 18, 2021. (Incorporated by reference from Form 8-K filed with the SEC on June 21, 2021.)

3.1	Articles of Incorporation. (Incorporated by reference from Form 10-K filed with the SEC on March 18, 2019)

3.2	Certificate of Amendment to Articles of Incorporation dated December 10, 2014. (Incorporated by reference from Form 10-Q filed with the SEC on May 15, 2015.)

3.3	Certificate of Amendment to Articles of Incorporation dated September 15, 2015. (Incorporated by reference from Form 10-Q filed with the SEC on November 12, 2015.)

3.4	Certificate of Amendment to Articles of Incorporation dated August 18, 2017. (Incorporated by reference from Form 10-Q filed with the SEC on August 9, 2018.)

3.5	Certificate of Amendment to Articles of Incorporation dated June 14, 2021. (Incorporated by reference from Form 8-K filed with the SEC on June 16, 2021.)

3.6	Certificate of Amendment to Articles of Incorporation dated June 25, 2021. (Incorporated by reference from Form 8-K filed with the SEC on June 29, 2021.)

3.7	Amended and Restated Bylaws. (Incorporated by reference from Form 8-K filed with the SEC on October 26, 2016.)

5.1^	Opinion of Ballard Spahr LLP with respect to the legality of the securities registered hereunder.

23.1*	Consent of Briggs & Veselka Co.

23.2*	Consent of KPMG LLP

23.3^	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (set forth on the signature pages to this registration statement)

*	Filed herewith.
^	Previously filed.